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Exhibit 4.3

ARTICLES OF INCORPORATION
OF
COORS TRANSITION COMPANY

        I, the undersigned, a person over 18 years of age, desirous of becoming a body corporate, as incorporator, hereby verify the following to be the Articles of Incorporation of Coors Transition Company.

ARTICLE I

NAME

        The name of the Corporation shall be Coors Transition Company.

ARTICLE II

DURATION

        The Corporation shall have perpetual existence.

ARTICLE III

PURPOSES AND POWERS

        A.    The Corporation is organized for the purposes of engaging in any lawful acts or activities for which corporations may be organized under the laws of the state of Colorado, including, without limitation, the business of brewing, packaging, and selling beer, malt liquor, ale and other fermented malt beverages.

        B.    Without limitation and in furtherance of the purposes set forth above, the Corporation shall have and may exercise any and all of the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the state of Colorado, including the following powers:

          1.     To acquire by purchase, exchange, lease, or otherwise, and to hold, mortgage, pledge, hypothecate, exchange, sell, invest in and dispose of, alone, or in syndicates, or otherwise in conjunction with others, real and personal property of every kind and character, of whatsoever nature and wheresoever situate, and any interests therein.

          2.     To acquire by purchase, exchange, or otherwise, all or any part of, or interests in, the properties, assets, business, goodwill of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which corporations may now or hereafter be organized under the laws of the state of Colorado.

          3.     To borrow or raise money without limit as to amounts; to contract for, perform, and provide for the performance of services in any nature which a corporation may lawfully perform; to act as a dealer for the sale of, to enter into underwriting agreements with respect to, to grant options with respect to, and to contract for the disposition of, or otherwise dispose of, the Corporation's stocks, bonds, and other securities.

          4.     To invest and deal with the funds of the Corporation in any manner, and to acquire by purchase or otherwise the stocks, bonds, notes, debentures and other securities and obligations of any corporation, association, partnership or government, and while the owner of any such securities or obligations, to exercise all the rights, powers and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes.

          5.     To indemnify officers, directors, and others, in the discretion of the Board of Directors, to the fullest extent authorized by the Colorado Corporation Code.

          6.     To limit or eliminate the personal liability of directors to the fullest extent allowed by the Colorado Corporation Code.

          7.     To do everything necessary, proper, advisable, or convenient for the accomplishment of the Corporation's purposes and all other things incidental thereto or connected therewith so long as the same shall not be prohibited by law or by these Articles of Incorporation.

ARTICLE IV

CAPITAL STOCK

        The authorized capital stock of the Corporation shall consist of 100 shares of $1.00 par value common stock. The shares of capital stock may be issued and sold from time to time by the Corporation for such consideration and upon such terms permitted by the Colorado Corporation Code and by the Board of Directors, without approval of the shareholders.

ARTICLE V

PREFERENCES, LIMITATIONS AND RIGHTS OF CAPITAL STOCK

        All shares of the capital stock authorized in Article IV shall have equal rights and privileges, including the following:

          1.     All outstanding shares shall share equally in dividends and upon liquidation of the Corporation.

          2.     At all times each shareholder of the Corporation shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

          3.     Cumulative voting shall not be allowed in the election of directors or for any other purposes.

          4.     No shareholder of the Corporation shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issued or sold, nor any right of subscriptions to any shares other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, pursuant to the authority thereby conferred by the Articles of Incorporation, and the Board of Directors may issue shares of the Corporation or obligations of the Corporation convertible into shares without offering such issue, either in whole or in part, to the shareholders of the Corporation. The Board of Directors may issue stock options to directors, officers, and employees in accordance with applicable law and without first offering such options to shareholders of the Corporation, and no shareholders shall have any pre-emptive right in, or pre-emptive right to subscribe to, any such options or the underlying shares issued pursuant to such options.

          5.     The Corporation may, in its Bylaws or otherwise, impose restrictions on the transfer of its shares.

ARTICLE VI

INITIAL REGISTERED OFFICE AND AGENT

        The initial registered office of the Corporation shall be at 1717 Washington Avenue, Golden, Colorado 80401, and the initial registered agent at such address shall be Tim L. Campbell.

ARTICLE VII

DIRECTORS

        The affairs of the Corporation shall be governed by a Board of not less than three Directors; except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. Subject to such limitation the number of Directors and the method by which they shall be elected shall be in accordance with the Bylaws of the Corporation. The initial Board of Directors shall consist of one person. The name and address of the member of the initial Board of Directors, who shall hold office until the first annual meeting of the shareholders of the Corporation or until their successors shall have been elected and qualified is:

Name	Address
Harold R. Smethills	15669 West Maple Drive Golden, Colorado 80401

ARTICLE VIII

BYLAWS

        The initial Bylaws of the Corporation shall be adopted by its Board of Directors, in which also shall be vested the power to alter, amend, or repeal the Bylaws and to adopt new Bylaws.

ARTICLE IX

INCORPORATOR

        The name and address of the incorporator of the Corporation is as follows:

Name	Address
Tim L. Campbell	1717 Washington Avenue Golden, Colorado 80401

        IN WITNESS WHEREOF, I, the undersigned, being the incorporator designated for the purpose of organizing and establishing a corporation under and pursuant to the statutes of the state of Colorado, execute these Articles of Incorporation aforesaid and declare that the statements therein contained are true and accordingly have hereunto set my hand and seal this 3rd day of August 1990.

/s/ TIM L. CAMPBELL Tim L. Campbell
STATE OF COLORADO	)
) ss.
COUNTY OF JEFFERSON	)

        Tim L. Campbell, being first duly sworn, personally appeared before me, on the 3rd day of August 1990, declared that he is the person who signed the foregoing Articles of Incorporation as incorporator and that the statements therein contained are true.

        WITNESS my hand and official seal.

        My Commission expires: 11/30/90

[SEAL]	/s/ [ILLEGIBLE] Notary Public

SS Form DF 1 (Rev. 3/88)	for office use only 08-31-90 08:30 901084604 $10.00

MAIL TO:
COLORADO SECRETARY OF STATE
CORPORATIONS OFFICE
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 894-2251

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT, OR BOTH,

SUBMIT ONE
Filing fee $10.00

This document must be typewritten.

DP901079745

Pursuant to the provisions of the Colorado Corporation Code, the Colorado Nonprofit Corporation Act and the Colorado Uniform Limited Partnership Act of 1981, the undersigned corporation or limited partnership organized under the laws of Colorado submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

        First: The name of the corporation or limited partnership is:

        Coors Transition Company

        Second: the address of its REGISTERED OFFICE is 311 10th Street, Golden, Colorado 80401

        Third: The name of its REGISTERED AGENT is M. Caroline Turner

        Fourth: The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

        Fifth: The address of its place of business in Colorado is 12th and East Streets, Golden, Colorado 80401

COORS TRANSITION COMPANY		(Note 1)
By	/s/ M. CAROLINE TURNER M. Caroline Turner Its Vice president	(Note 2)
IMPORTANT: PLEASE READ CAREFULLY: If you
are a not-for-profit corporation or a limited
partnership, this form must be notarized. If you are a
business (profit) corporation, no notarization is required.

STATE OF Colorado

COUNTY OF Jefferson

        Subscribed and sworn to before me this 29th day of August, 1990. My commission expires 12/23/93.

/s/ [ILLEGIBLE] Notary Public (Note 4)
c/o Adolph Coors Company Golden, CO 80401 Address
Notes	1.	Exact name of corporation or limited partnership making the statement.
	2.
		Signature and title of officer signing for the corporation must be president or vice-president; for a foreign corporation without such officers, the authorized agent; for a limited partnership, must be a general partner.
	3.
		Regarding profit corporations: This statement may be executed by the registered agent when it involves only a registered address change. A copy of this statement has been forwarded to the corporation by the registered agent.
	4.	Signature of notary public must be exactly as shown on notarial seal, and must agree with notarial commission.
COMP. CH'D. GA	COMPUTER UPDATE COMPLETE MRP

SS. Form D 4 (Rev. 1/86) Submit in Duplicate Filing Fee: $30.00 This document must be typewritten	for office use only

MAIL TO:
Colorado Secretary of State
Corporations Office
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 866-2361

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION

Change of Name

DP901079745

        Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

        FIRST: The name of the corporation is (note 1) Coors Transition Company

        SECOND: The following amendment to the Articles of Incorporation was adopted on November 29, 1990, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

☐	Such amendment was adopted by the board of directors where no shares have been issued.
☒	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

    ARTICLE I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

      The name of the Corporation shall be Coors Brewing Company.

        THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Not Applicable.

        FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: Not Applicable.

	COORS TRANSITION COMPANY		(Note 1)
	By:	/s/ Peter H. Coors Its President
	and	/s/ [ILLEGIBLE] Its Secretary	(Note 2)
COMPUTER UPDATE COMPLETE JM	n/a Its Director		(Note 3)
NOTES:	1.	Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)
	2.	Signatures and titles of officers signing for the corporation.
	3.	Where no shares have been issued, signature of a director.

MUST BE TYPED FILING FEE: $5.00 MUST SUBMIT TWO COPIES	For office use only 003 FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE 20011058387 C $5.00 SECRETARY OF STATE 03-20-2001 10:31:35

Please include a typed
self addressed envelope

Secretary of State
Corporations Section

DPC 19901079745

STATEMENT OF CHANGE OF
REGISTERED OFFICE OR
REGISTERED AGENT, OR BOTH

        Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

        Colorado

submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

FIRST:	The name of the corporation, limited partnership or limited liability company is
COORS BREWING COMPANY
SECOND:	Street address of current REGISTERED OFFICE is: 311 10th Street, Golden, CO 80401
and if changed, the new street address is: 1560 Broadway, Denver, Colorado 80202
THIRD:	The name of its current REGISTERED AGENT is: M. Caroline Turner and if changed, the new registered agent is: Corporation Service Company
Signature of New Registered Agent By: /s/ Carol K. Dolor Carol K. Dolor, Asst. V.P.
Principal place of business 311 10th Street, Golden, CO 80401

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

FOURTH:	If changing the principal place of business address ONLY, the new address is: [Blank]
Signature	/s/ Annita M. Menogan
Title	Annita M. Menogan, Assistant Secretary
Revised 7/97 COMPUTER UPDATE COMPLETE PSD

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
COORS BREWING COMPANY

        Pursuant to § 7-110-106 and part 3 of Article 90 of Title 7, Colorado Revised Statutes, these Articles of Amendment to Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

        1.     The name of the Corporation is Coors Brewing Company (the "Corporation"). The Corporation was initially incorporated under the name of Coors Transition Company. The Corporation's original Articles of Incorporation were filed with the Colorado Secretary of State on August 7, 1990 (the "Articles of Incorporation").

        2.     These Articles of Amendment to Articles of Incorporation (these "Articles of Amendment") were duly adopted by the Board of Directors and the sole shareholder of the Corporation by written consent in accordance with the Colorado Business Corporation Act and the Bylaws of the Corporation.

        3.     These Articles of Amendment hereby amend and restate Article IV of the Articles of Incorporation of the Corporation to read as follows:

        "1.    Authorized Capital.    The aggregate number of shares that the Corporation shall have authority to issue is 100 shares of common stock (the "Common Stock") and 10,000,000,000 shares of preferred stock, all without par value, with the power to divide the shares in the capital for the time being into classes or series and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption, purchase and other acquisition of such shares, subject, however, to the laws of the State of Colorado.

        2.    Voting.    Each shareholder of Common Stock of record shall be entitled to vote and shall have one vote for each share of Common Stock outstanding in such shareholder's name on the books and records of the Corporation, except that in the election of directors such shareholder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose. Except as otherwise provided in the laws of the State of Colorado, the holders of preferred stock shall not be entitled to receive notice of, or to attend or to vote at, any meeting of the shareholders of the Corporation."

        4.     These Articles of Amendment hereby amend and restate Article V of the Articles of Incorporation of the Corporation to read as follows:

        "1.    Designation of the Preferences, Limitations and Relative Rights of the Corporation's Series A Preferred Stock.

          (a)    Designation and Number of Shares.    The designation of the series of preferred stock authorized hereby shall be Series A Preferred Stock (the "Series A Preferred Stock"). The maximum number of shares of Series A Preferred Stock shall be 10,000,000,000 shares. Except as otherwise provided in this Certificate of Incorporation or as otherwise required by applicable law, all shares of Series A Preferred Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, powers, preferences and privileges, subject to the same qualifications, limitations and restrictions.

          (b)    Definitions.    With respect to the Series A Preferred Stock, the following terms shall have the meanings ascribed to them below:

            (i)    "Act" means the Colorado Business Corporations Act, as amended.

            (ii)   "Redemption Amount" in respect of each share of Series A Preferred Stock means U.S. $100.00.

            (iii)  "Redemption Date" means in respect of each share of Series A Preferred Stock, the date that is five (5) years from the date of issuance of such share of Series A Preferred Stock.

            (iv)  "Redemption Price" in respect of each share of Series A Preferred Stock means the Redemption Amount together with accrued and unpaid dividends up to the date of liquidation, dissolution or winding up or the date of redemption, as the case may be.

          (c)    Dividends.

            (i)    The holders of the Series A Preferred Stock shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the Board of Directors of the Corporation (the "Board of Directors") out of the moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential dividends at a rate per share of five percent (5%) of the Redemption Amount per annum.

            (ii)   Payment of dividends (less any tax required to be withheld by the Corporation) shall, subject as hereinafter provided, be made by check of the Corporation payable at par at any branch in the United States of the Corporation's bankers or in such other manner as the payee may approve. Dividends which are represented by a check which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six (6) years from the date on which they were declared to be payable shall be forfeited to the Corporation.

            (iii)  Except with the consent in writing of the holders of all the Series A Preferred Stock outstanding, no dividends shall at any time be declared and paid, or declared and set aside for payment, on the Common Stock or any other shares of the Corporation ranking junior to the Series A Preferred Stock, in any year, unless accrued and unpaid dividends as provided for above have been declared on the Series A Preferred Stock and the full amount of such dividends on the Series A Preferred Stock then issued and outstanding shall have been paid, or provided for, at the date of such declaration and payment or setting aside of dividends on the Common Stock or other shares of the Corporation ranking junior to the Series A Preferred Stock.

            (iv)  The holders of the Series A Preferred Stock shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

          (d)    No Voting Rights.    Except as otherwise provided in the Act, the holders of the Series A Preferred Stock shall not be entitled to receive notice of, or to attend or to vote at, any meeting of the shareholders of the Corporation.

          (e)    Liquidation, Dissolution or Winding-up.    In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Series A Preferred Stock shall be entitled to receive in respect of each such share, before any distribution of any part of the assets of the Corporation among the holders of the Common Stock and any other shares of the Corporation ranking junior to the Series A Preferred Stock, an amount equal to the Redemption Price. After payment to the holders of the Series A Preferred Stock of the amount so payable to such holders as herein provided, the holders of the Series A Preferred Stock shall not be entitled to share in any further distribution of the property or assets of the Corporation.

          (f)    Mandatory Redemption.    The Corporation shall, on each Redemption Date with respect to Series A Preferred Stock, redeem all Series A Preferred Stock required to be redeemed by paying to such holder an amount equal to the aggregate Redemption Price on presentation and surrender of the certificate(s) for the Series A Preferred Stock to be so redeemed at the registered office of the Corporation. The certificate(s) for such Series A Preferred Stock shall thereupon be cancelled and the Series A Preferred Stock represented thereby shall thereupon be redeemed. Payment of the aggregate Redemption Price for the Series A Preferred Stock to be redeemed shall be made, at the option of the Corporation, (i) by delivery to such holder of a check of the Corporation payable at par at any branch in the United States of the Corporation's bankers or (ii) by wire transfer by the Corporation to the holder of the Series A Preferred Stock. From and after the Redemption Date, such Series A Preferred Stock shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of holders of Series A Preferred Stock in respect thereof unless payment of the said Redemption Price is not made on the Redemption Date, in which case the rights of the holder of the Series A Preferred Stock shall remain unaffected until payment in full of the Redemption Price.

          (g)    Partial Redemption.    If fewer than all Series A Preferred Stock represented by a certificate are redeemed, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series A Preferred Stock which have not been redeemed.

          (h)    Restriction on Dividends and Other Distributions.    Except with the consent in writing of the holders of all the Series A Preferred Stock outstanding, no dividends shall at any time be declared and paid, or declared and set aside for payment, and no other distributions shall at any time be made on or in respect of the Common Stock, or any other shares of the Corporation ranking junior to the Series A Preferred Stock, if the payment or setting aside for payment of such dividend or the making of such distribution would impair the ability of the Corporation to redeem any Series A Preferred Stock pursuant to paragraph 1(f).

          (i)    Replacement.    Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock (including fractional shares), and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          (j)    Amendment and Waiver.    No amendment, modification or waiver of any provision hereof shall be binding or effective without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken.

          (k)    Notices.    Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by (i) registered or certified mail, return receipt requested and postage prepaid, (ii) by reputable overnight courier service, charges prepaid, or (iii) via electronic mail or facsimile and shall be deemed to have been given when so mailed or sent (1) to the Corporation, at its principal executive offices and (2) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

        2.    Preemptive Rights.    No shareholder of the Corporation shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issued or sold, nor any right of subscriptions to any shares other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, pursuant to the authority thereby conferred by the Articles of Incorporation, and the Board of Directors may issue shares of the Corporation or obligations of the Corporation convertible into shares without offering such issue, either in whole or in part, to the shareholders of the Corporation. The Board of Directors may issue stock options to directors, officers, and employees in accordance with applicable law and without first offering such options to shareholders of the Corporation, and no shareholders shall have any pre-emptive right in, or pre-emptive right to subscribe to, any such options or the underlying shares issued pursuant to such options.

        3.     The Corporation may, in its Bylaws or otherwise, impose restrictions on the transfer of its shares."

        5.     In accordance with the provisions of the Colorado Business Corporation Act, these Articles of Amendment shall become effective upon their filing.

        6.     The name and mailing address of the individual who caused this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, is E. Lee Reichert, Esq., c/o Kamlet Shepherd & Reichert, LLP, 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202.

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ARTICLES OF INCORPORATION OF COORS TRANSITION COMPANY
ARTICLE I NAME
ARTICLE II DURATION
ARTICLE III PURPOSES AND POWERS
ARTICLE IV CAPITAL STOCK
ARTICLE V PREFERENCES, LIMITATIONS AND RIGHTS OF CAPITAL STOCK
ARTICLE VI INITIAL REGISTERED OFFICE AND AGENT
ARTICLE VII DIRECTORS
ARTICLE VIII BYLAWS
ARTICLE IX INCORPORATOR
ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION
STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF COORS BREWING COMPANY